Exhibit 10.52

BILL OF SALE AND ASSIGNMENT

A.                                   Pursuant to that certain Contract of Sale (the “Contract”), dated on or about July 19, 2002, Tollway 76, L.P., a Washington limited partnership (“Assignor”), agreed to sell to The Smith & Wollensky Restaurant Group, Inc. (“TS&WRGI”), certain personal property located on, or used in connection with, the Land and Improvements as further described and defined in the Contract; and

B.                                     TS&WRGI assigned all of its rights under the Contract to Dallas S&W, L.P., a Texas limited partnership (“Assignee”); and

C.                                     It is therefore the desire of Assignor to hereby sell, assign, transfer and convey to Assignee certain personal property, if any, owned by Seller upon the Land or within the Improvements, including specifically, without limitation, (i) heating, ventilation and air conditioning systems and equipment, carpeting, and draperies used in connection with the Land and Improvements, (ii) the equipment and fixtures set forth on Exhibit “A” attached hereto, and (iii) all assignable warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the personal property described in clause (i) and (ii) (the property described in this paragraph C. is collectively referred to as the “Personal Property”).  Notwithstanding anything to the contrary contained herein, Assignor is retaining and is not transferring the items on Exhibit “B” and such items are not included within Personal Property.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby SELL, ASSIGN, TRANSFER, SET OVER and DELIVER to Assignee, the Personal Property, free and clear of all liens, security interests, claims, and encumbrances.

TO HAVE AND TO HOLD, the Personal Property unto the Assignee, its successors and assigns, forever, and Assignor does hereby bind itself, its successors, and assigns, to WARRANT and FOREVER DEFEND, all and singular, title to the Personal Property unto the Assignee, its successors and assigns, against every person claiming or to claim the same or any part thereof, free and clear of all liens, security interests, claims, and encumbrances.

Assignor hereby agrees to perform, execute, deliver, and/or acknowledge or cause to be performed, executed, delivered and/or acknowledged any and all additional documents, instruments, acts and assurances as the Assignee may reasonably require to evidence, create or perfect the Assignee’s title, right or interest in the Personal Property.

EXECUTED this 9th day of October, 2002.

ASSIGNOR:

TOLLWAY 76, L.P., a Washington limited partnership

By: RAM International GP, LLC, a Washington limited liability company, its General Partner

By:	/s/ Jeffery B. Iverson Jr.
Name:	Jeffery B. Iverson Jr.
Its:	Manager

EXHIBIT “A”

Bars & all bar equipment

Smallwares – back of house only

(Assignor will keep all front of house smallwares)

Scullery

Ice machines

Shelving, tables, sinks

Prep kitchen

Everything except flat top stove

Hot Cookline

Everything except ranges on top of refrigerated bases and 1 griddle (3’)

Cold cookline/pick up line

Vent a hoods

Coolers

Office equipment

4 TV’s

EXHIBIT “B”

Signage

Audio/visual

Chairs, stools, couches

Table tops

Table bases

Booths

Art work & décor

Chandeliers & drop lighting

Inventory

POS System

Safes

Phone system

Flat top stove in prep kitchen

Ranges on top of refrigerated bases on hot cookline

1 griddle (4’) on hot cookline

Smallwares front of house only